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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

         JDA Software, Inc.

         JDA International Limited

         JDA Worldwide, Inc.

         JDA de Mexico, S.A. de C.V.

         JDA Chile Sociedad Anonima

         JDA Software GmbH

         JDA Software Canada Ltd.

         JDA Asia Pte Ltd

         JDA LIOCS Corporation

         JDA Software Australia (Pty.) Ltd.

         JDA Software Brasil Ltda.

         JDA Software France, S.A.

         JDA Software South Africa (Pty.) Ltd.